As filed with the Securities and Exchange Commission on May 11, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	86-1062192 (I.R.S. Employer Identification Number)

Ashford Hospitality Trust, Inc.
2021 Stock Incentive Plan
(Full title of the plan)

14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Rose
Executive Vice President, General Counsel and Secretary
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard M. Brand
Gregory P. Patti Jr.
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
(212) 504-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 650,000 shares of the Common Stock of Ashford Hospitality Trust, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Ashford Hospitality Trust, Inc. 2021 Stock Incentive Plan, as further amended effective as of May 10, 2022 (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-256037), filed with the Securities and Exchange Commission on May 12, 2021, together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 11th day of May, 2022.

Ashford Hospitality Trust, Inc.

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	Executive Vice President, General Counsel and Secretary

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deric S. Eubanks, J. Robison Hays, III and Alex Rose and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all pre-effective and post-effective amendments thereto as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J. Robison Hays, III	Chief Executive Officer and President; Director	May 11, 2022
J. Robison Hays, III	(Principal Executive Officer)

/s/ Alex Rose	Executive Vice President, General Counsel and Secretary	May 11, 2022
Alex Rose

/s/ Deric S. Eubanks	Chief Financial Officer and Treasurer	May 11, 2022
Deric S. Eubanks	(Principal Financial Officer)

/s/ Jeremy J. Welter	Chief Operating Officer	May 11, 2022
Jeremy J. Welter

/s/ Mark L. Nunneley	Chief Accounting Officer	May 11, 2022
Mark L. Nunneley	(Principal Accounting Officer)

/s/ Monty J. Bennett	Director and Chairman of the Board	May 11, 2022
Monty J. Bennett

/s/ Benjamin J. Ansell, MD	Director	May 11, 2022
Benjamin J. Ansell, MD

/s/ Amish V. Gupta	Lead Director	May 11, 2022
Amish V. Gupta

/s/ Kamal Jafarnia	Director	May 11, 2022
Kamal Jafarnia

/s/ Frederick J. Kleisner	Director	May 11, 2022
Frederick J. Kleisner

/s/ Sheri L. Pantermuehl	Director	May 11, 2022
Sheri L. Pantermuehl

/s/ Alan L. Tallis	Director	May 11, 2022
Alan L. Tallis

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EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 filed May 15, 2015).

3.2	Amendment Number Two to Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on May 22, 2017) (File No. 001-31775).

3.3	Articles of Amendment to the Company’s charter (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on July 1, 2020) (File No. 001-31775).

3.4	Articles of Amendment to the Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on July 16, 2021) (File No. 001-31775).

3.5	Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014,by Amendment No. 2 on October 19, 2015, by Amendment No. 3 on August 2, 2016 and by Amendment No. 4 on March 17, 2022, adopted on March 17, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on March 18, 2022).

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of Form S-11/A, filed on August 20, 2003).

4.1.1	Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 of Form 10-K, filed on February 28, 2012) (File No. 001-31775).

4.1.2	Form of Certificate of Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1.2 of Form 10-K, filed on February 28, 2012) (File No. 001-31775).

4.2.1	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A, filed July 17, 2007).

4.2.2	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed July 17, 2007).

4.3.1	Articles Supplementary for Series E Cumulative Preferred Stock, dated April 15, 2011 (incorporated by reference to Exhibit 3.6 to the Registrant’s Form 8-A, filed April 18, 2011).

4.3.2	Form of Certificate of Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed April 18, 2011).

4.4	Articles Supplementary for Series F Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on July 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed July 12, 2016) (File No. 001-31775).

4.5	Articles Supplementary for Series G Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on October 17, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on October 18, 2016) (File No. 001-31775).

4.6	Articles Supplementary for Series H Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 22, 2017) (File No. 001-31775).

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4.7	Articles Supplementary for Series I Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 14, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on November 14, 2017) (File No. 001-31775).

4.8	Description of Securities (incorporated by reference to Exhibit 4.8 to the Registrant’s Form 10-K, filed on February 28, 2022).

10.1*	2021 Stock Incentive Plan of Ashford Hospitality Trust, Inc., as amended and restated through May 10, 2022.

5.1 *	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2*	Consent of BDO USA, LLP.

24.1*	Power of Attorney (included in the signature page to this registration statement).

107*	Filing Fee Table.

  *    Filed herewith.

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